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                                                                    Exhibit 10.8

                               AGREEMENT REGARDING
                          THE CONTINUATION AND RENEWAL
                           OF THE LEASE OF PREMISES AT
                       20 BOMAX DRIVE, VILLAGE OF LANSING,
                            TOMPKINS COUNTY, NEW YORK


         AGREEMENT made this 18th day of July, 2001, by and between BOMAX PROPERTIES, LLC, a New York limited liability company with an office at 42 Esty Drive, Ithaca, New York 14850 (f/k/a Bomax Properties) ("Bomax"), and TRANSACT TECHNOLOGIES INCORPORATED, a Delaware corporation with an office at 7 Laser Lane, Wallingford, Connecticut 06492 ("TransAct").

                                    RECITALS

         A. Bomax and TransAct are parties to a Lease Agreement dated as of March 23, 1992, pursuant to which Bomax leased to Ithaca Peripherals (TransAct's predecessor-in-interest) approximately 5.34 acres of land in the Village of Lansing, Tompkins County, State of New York, and agreed to construct a manufacturing and office building for Ithaca Peripherals on the Premises. Such building was constructed and permanent occupancy thereof was delivered to Ithaca Peripherals on or about November 20, 1992; the Lease commencement date under the Lease Agreement was November 20, 1992.

         B. Bomax transferred the Premises to the Tompkins County Industrial Development Agency ("the IDA"), subject to the Lease, on or about June 11, 1993 and entered into an installment sales contract to purchase the property back from the IDA. Under the installment sales contract, Bomax retained all beneficial rights and interest in the Premises.

         C. Ithaca Peripherals then requested that Bomax construct an addition of approximately 10,476 square feet ("Addition No. 1") to the Premises (as then defined in the


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Lease Agreement) and the parties entered into a Lease Amendment dated as of
October 18, 1993 ("First Amendment") providing for the construction of such Addition No. 1 and to amend the Lease Agreement accordingly.

         D. The parties entered into a Lease Amendment dated as of December 2, 1996 ("Second Amendment"), wherein and whereby Ithaca Peripherals exercised the option to lease Parcel 2 (as defined in the Lease Agreement and Second Amendment).

         E. The Second Amendment reflected the facts that:

                  1) Parcel 2 was conveyed by Bomax to IDA, subject to the Lease Agreement, as amended by the First Amendment and Second Amendment, and Bomax entered into an installment sales contract to purchase the property back from the IDA. Under the installment sales contract, Bomax retained all beneficial rights and interest in the premises.

                  2) Bomax constructed a second addition of approximately 23,000 square feet ("Addition No. 2"), possession of which was delivered to Ithaca Peripherals on July 1, 1997.

         F. The Second Amendment provided:

                  1) The term of the Lease Agreement, as amended by the First Amendment and the Second Amendment, was extended to provide for its expiration ten years after the issuance of a certificate of occupancy for Addition No. 2. The certificate of occupancy was issued on July 1, 1997, so the expiration is June 30, 2007.

                  2) The agreed rent in the Second Amendment was as follows:

                  Years 1 through 5 (i.e., 7/1/97-6/30/02) - $7.00 per gross sq.
                  ft.

                  Years 6 through 10 (i.e., 7/1/02-6/30/07) - $7.50 per gross
                  sq. ft.


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         G. The Lease Agreement, the First Amendment and the Second Amendment
are collectively referred to as the "Lease."

         H. TransAct has requested that Bomax make certain additional improvements to the Premises, and more particularly:

                  1) The conversion of "the Courtyard" to office space; and

                  2) The construction of a 10,548 square feet warehouse addition.

                  (1 and 2 above are collectively referred to as "Addition No.
         3")

                  NOTE: TransAct agrees to remove the greenhouse at its sole cost and expense.

         I. Bomax is willing to make such Addition No. 3 subject to satisfaction of the contingencies set forth below.

         J. The parties desire to set forth their agreement regarding Lease terms until Addition No. 3 is completed and to enter into a renewal Lease to be effective thereafter.

                  NOW THEREFORE, the parties agree:

                  1. Until such time as Addition No. 3 is completed and the certificate of compliance and/or certificate of occupancy therefor issued, all provisions of the Lease dated March 23, 1992, as modified by the amendments dated as of October 18, 1993 and December 2, 1996 shall remain in full force and effect except as set forth below.

                  a. The following new paragraph shall be added at the end of
Article I, Section C of the Lease:

         "Bomax agrees to construct on the Premises, at its own cost and expense, an addition of approximately 10,548 square feet on the south side of the building currently located on the Premises for warehouse purposes and to convert "the Courtyard" to office space (3,260 sq. ft.) (collectively, "Addition No. 3").


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         Addition No. 3 shall be constructed in accordance with the following plans and drawings prepared by Tallman & Tallman, Architects, which plans have previously been reviewed and approved by Bomax and TransAct, along with such other changes thereto as may be hereinafter approved by Bomax and TransAct:

                  T-T1 - Site Plan - Revised 5-24-01

                  T-T2 - Foundation Plan - 5-24-01

                  T-T3 - First Floor Plan - 5-24-01

                  T-T4 - Elevations - 5-24-01

                  T-T5 - Sections - 5-24-01

                  T-T6 - Wall Sections - 5-24-01

                  T-T7 - Plan at Existing Courtyard - revised 6-12-01

                  T-T8 - Sections - Existing Courtyard - 5-24-01

         NOTE:  TransAct shall remove the greenhouse (441 sq. ft.)

                  b. The following new paragraph shall be added at the end of
Article I, Section E of the Lease:

         "Construction of Addition No. 3 shall commence on or about August 1, 2001 and shall be completed and delivered to TransAct for lawful occupation on our about December 1, 2001, both dates being subject to the satisfaction of the contingencies set forth below. Addition No. 3 shall be constructed and rendered to TransAct for occupancy, in compliance with the Building Code of the Town and Village of Lansing, County of Tompkins and State of New York for use as a light manufacturing facility."


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                  c. Article I, Section F (1) of the Lease (as previously
amended) is hereby amended to read as follows:

         "(1) Bomax has obtained or will obtain all governmental permits, licenses, certificates and approvals to construct and occupy the building and Addition No. 3 contemplated by this Agreement."

         2. Bomax repeats each of the other representations and warranties set forth in Article I, Section F and acknowledges that the representations and warranties apply with equal force to Addition No. 3 and to the construction to be undertaken hereunder.

         3. Effective upon the date of the issuance of a certificate of occupancy for Addition No. 3, the new Lease, annexed hereto shall be and become effective.

         4. During the construction of Addition No. 3, Bomax agrees to use its best efforts to coordinate construction so as to minimize disruption of TransAct's business operations.

         5. Except as specifically amended hereby, the Lease Agreement and the Lease Amendments as of October 18, 1993 and December 2, 1996 shall remain in full force and effect in accordance with their terms.

         6. All capitalized terms herein, unless defined herein, shall have the same meanings as set forth in the Lease.

         7. The IDA is signing this Agreement solely for the purpose of signifying its consent hereto, but does not undertake and shall not be liable or responsible for any of the obligations or liabilities of Bomax under the Lease.

         8. This Agreement is subject to and contingent upon the following:

                  a. Bomax obtaining financing satisfactory to it in its sole discretion.


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                  b. Bomax obtaining IDA approval, including such approvals as may be required in order to be exempt from the payment of sales taxes on the purchase of materials required for the construction of Addition No. 3.

                  c. Issuance of a building permit for the construction of Addition No. 3.

         9. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have subscribed this Agreement as of the date first written above.


BOMAX PROPERTIES, LLC                     TRANSACT TECHNOLOGIES INCORPORATED



By:      /s/ Robert T. Dean                        By: /s/ Richard L. Cote
         ---------------------------                   -------------------------

         Robert T. Dean, Manager                   Richard L. Cote, Executive

                                                   Vice President & CFO


By:
         ---------------------------

         Maxine P. Dean, Manager


THE TOMPKINS COUNTY INDUSTRIAL

DEVELOPMENT AGENCY

By:
         ---------------------------

         ---------------------------


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